UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2020

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-34391 (Commission File Number)	20-1515952 (IRS Employer Identification No.)

320 Summer Street
Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	LOGM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits EX-99.1
SIGNATURE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Named Executive Officer

On June 15, 2020, in connection with his decision to retire as previously announced by LogMeIn, Inc. (the “Company”) on October 24, 2019, Edward K. Herdiech resigned from his positions as the Company’s Chief Financial Officer, Treasurer and principal financial officer with immediate effect.  To assist with the orderly transition of his duties and responsibilities, Mr. Herdiech has agreed to remain employed in an advisory role through July 31, 2020 and to provide additional transition services as a consultant from August 1, 2020 until September 30, 2020.

Appointment of Named Executive Officer

     On June 16, 2020, the Company announced the appointment of Richard H. Veldran as its Senior Vice President, Chief Financial Officer, Treasurer and principal financial officer effective June 15, 2020. A 30-year industry veteran with extensive executive leadership experience, Mr. Veldran most recently served as a Senior Advisor and Executive Coach at Boston Consulting Group (“BCG”).  Prior to his time at BCG, Mr. Veldran spent sixteen years at Dun & Bradstreet, Inc. (“D&B”), a $1.8B global provider of commercial data and analytics, most recently serving as Chief Financial Officer from June 2011 to February 2019. Prior to serving as CFO, Mr. Veldran also held a number of key financial and strategic roles at D&B, including Chief Strategy Officer and SVP Corporate Development, SVP Global Business Process Reengineering and Transformation, Treasurer and Investor Relations Officer, and CFO North America, before the company was taken private in 2019. Before D&B, Mr. Veldran spent more than seven years with payroll service provider ADP, LLC as the Division Vice President of Finance and eight years with Procter & Gamble Company in various finance roles.

      There are currently no arrangements or understandings between Mr. Veldran and any other person pursuant to which Mr. Veldran was selected as an executive officer.  There are no family relationships between Mr. Veldran and any director or other executive officer of the Company, or with any person nominated or chosen to become an officer or a director of the Company. The Company has had no transactions since the beginning of its last fiscal year, and has no transactions currently proposed, in which Mr. Veldran, or any member of his immediate family, has an interest requiring disclosure under Item 404(a) of Regulation S-K.

     In connection with his appointment, Mr. Veldran will be entitled to an annual base salary in the amount of $525,000 and an annual cash bonus of up to $525,000.  Mr. Veldran’s eligible bonus payment for the calendar year 2020 will be based on the Company’s achievement of certain performance objectives and company goals and will be prorated according to his official start date of June 15, 2020.

Compensatory Arrangement

On June 15, 2020, the Company and Mr. Herdiech entered into a Consulting Agreement (the “Agreement”), pursuant to which Mr. Herdiech has agreed to continue to serve the Company in a consulting capacity for the period from August 1, 2020 until September 30, 2020 (the “Transition Period”) to help further facilitate the transition of his duties and responsibilities to Mr. Veldran.  The materials terms of the Agreement are as follows:

-	Mr. Herdiech’s employment with the Company will end as of close of business on July 31, 2020 (the “Termination Date”);

-

During the Transition Period, Mr. Herdiech shall make himself available on an “as needed” basis to assist with the transitioning of his duties and to perform any other general services and assignments as reasonably requested by the Company.  During the Transition Period, Mr. Herdiech will report directly to, and take direction from, Mr. Veldran;

-

Subject to his compliance with the terms of the Agreement, Mr. Herdiech shall be entitled to receive a monthly consulting fee of $18,000.00 (USD), an amount which represents 50% of his monthly fiscal 2020 base salary, as compensation for services to be performed during the Transition Period;

-

Mr. Herdiech will also be entitled to receive his mid-year 2020 bonus, which shall have been earned prior to the Termination Date, with the exact amount to be determined based on the Company’s level of attainment of its bonus goals for the first half of 2020, as determined by the Company’s Board of Directors and the Compensation Committee;

-

Mr. Herdiech will receive COBRA benefits paid for by the Company for the duration of the Transition Period, but will not be entitled to receive any other benefits, coverages or privileges made available to employees of the Company.

Item 9.01.Financial Statements and Exhibits

(d)  Exhibits

The full text of the press release issued in connection with this announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press release entitled “LogMeIn Appoints Two New Leaders with Hiring of New CFO and Chief Product & Technology Officer,” issued by the Company on June 16, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC
Date: June 17, 2020	By:	/s/ Michael J. Donahue
Michael J. Donahue
SVP, General Counsel & Secretary